ECTEL LTD.

NOTICE OF AN EXTRAORDINARY MEETING OF
SHAREHOLDERS

TO BE HELD ON APRIL 8, 2008

To the Shareholders of ECtel Ltd. (the “Company,” “we,” “our” or “us”):

Notice is hereby given that an extraordinary meeting of shareholders of the Company (the “Meeting”) will be held on Tuesday, April 8, 2008, at 5:00 p.m. (Israel time) at the offices of the Company, 10 Amal St., Park Afek, Rosh Ha’ayin, Israel, for the following purpose:

1.	To approve a registration rights agreement between the Company and its two largest shareholders, Koor Industries Ltd. and Clal Electronics Industries Ltd. and their affiliates;

2.	To approve the terms of employment of Mr. Yair Cohen, in his capacity as Chairman of the Board of the Company, including the grant of equity-based compensation; and

3.	To approve the grant of equity-based compensation to Mr. Rami Entin, a member of our Board.

Shareholders of record at the close of business on February 26, 2008 are entitled to notice of, and to vote at, the Meeting. All shareholders are cordially invited to attend the Meeting in person. Shareholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and to return it promptly (and in no event later than 72 hours prior to the time set for the Meeting) in the pre-addressed envelope provided. Shareholders who attend the Meeting may revoke their proxies and vote their shares in person.

Joint holders of shares should take note that, pursuant to Article 32 of the Amended and Restated Articles of Association of the Company, the vote of the senior of joint holders of any share, who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of the share or shares, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

By Order of the Board of Directors,

HADAR SOLOMON
Vice-President, General Counsel &
Corporate Secretary

Rosh Ha’ayin, Israel
Date: February 29, 2008

PROXY STATEMENT

ECTEL LTD.

10 AMAL ST., PARK AFEK,

ROSH HA’AYIN, ISRAEL

EXTRAORDINARY MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished to the holders of Ordinary Shares, nominal value NIS 0.04 per share (the “Ordinary Shares”), of ECtel Ltd. (the “Company,” “we,” “our” or “us”) in connection with the solicitation by our Board of Directors (the “Board”) of proxies for use at an extraordinary meeting of shareholders of the Company (the “Meeting”), or at any adjournments thereof, pursuant to the accompanying Notice of Extraordinary Meeting of Shareholders. The Meeting will be held on Tuesday, April 8, 2008, at 5:00 p.m. (Israel time) at the offices of the Company, 10 Amal St., Park Afek, Rosh Ha’ayin, Israel.

The Meeting is convened for the following purpose:

1.	To approve a registration rights agreement between the Company and its two largest shareholders, Koor Industries Ltd. and Clal Electronics Industries Ltd. and their affiliates;

2.	To approve the terms of employment of Mr. Yair Cohen, in his capacity as Chairman of the Board of the Company, including the grant of equity-based compensation; and

3.	To approve the grant of equity-based compensation to Mr. Rami Entin, a member of our Board.

     We are not aware of any other matters that will come before the Meeting. If any other matters properly come before the Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

     A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed.

     Shareholders may revoke their proxies at any time before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting. Ordinary Shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company at least 72 hours prior to the Meeting, will be voted as indicated on the form or, if no preference is noted, will be voted in favor of the matter described above, and in such manner as the holder of the proxy may determine with respect to any other business as may properly come before the Meeting or any adjournment thereof.

     Proxies for use at the Meeting are being solicited by the Board. Only shareholders of record at the close of business on February 26, 2008 will be entitled to vote at the Meeting. Proxy materials are being mailed to shareholders on or about February 29, 2008 and proxies will be solicited by the Company primarily by mail; however, certain officers, directors, employees and agents of the

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Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of Ordinary Shares.

     On January 1, 2008, the Company had outstanding 16,686,401 Ordinary Shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting. Pursuant to the Company’s Amended and Restated Articles of Association, two or more members, present in person or by proxy and holding shares conferring in the aggregate at least twenty-five percent (25%) of the voting power of the Company, will constitute a quorum at the Meeting.

Beneficial Ownership of Securities by Certain Beneficial Owners and Management

     The following table sets forth certain information, as of January 1, 2008, concerning (i) person(s) or entities known to the Company to beneficially own more than 5% of the Company’s outstanding Ordinary Shares; and (ii) the number of Ordinary Shares beneficially owned by all directors and officers of the Company as a group:

	Shares Beneficially Owned
Name	Number	Percentage
IDB Holding Corporation Ltd. and its subsidiaries (1)	6,284,955	37.67%
Diker GP, LLC (2)	2,511,294	15.05%
Potomac Capital Management LLC (3)	898,366	5.38%
Directors and Executive Officers as
a Group (12 persons) (4)	202,629	1.21%

(1) Based upon notification from IDBH sent to us on January 16, 2008 and on February 25, 2008. This number of shares includes: (a) 3,498,836 of our Ordinary Shares are held by Koor Industries Ltd (“Koor”) which is an Israeli corporation. Koor’s ordinary shares are traded on the Tel Aviv Stock Exchange (“TASE”); (b) 2,767,153 of our Ordinary Shares held directly by Clal Electronics Industries Ltd. (“CEI”), which is a wholly owned subsidiary of Clal Industries and Investments Ltd. (“Clal”). CEI and Clal are Israeli corporations. Clal’s shares are traded on TASE; (c) 9,483 of our Ordinary Shares held directly by IDB Development Corporation Ltd. (“IDBD”), (but does not include (i) 4,899 Ordinary Shares held for members of the public through, among others, provident funds, mutual funds, pension funds, exchange traded funds and insurance policies, which are managed by subsidiaries of Clal Insurance Enterprises Holdings Ltd. (“CIEH”), a majority-owned subsidiary of IDBD (“CIEH”), and (ii) 177 Ordinary Shares which are held by unaffiliated third-party client accounts managed by subsidiaries of CIEH as portfolio managers). IDBD and Clal Insurance are Israeli corporations, whose shares are traded on TASE; and (d) 9,483 of our Ordinary Shares held by Badal Securities Ltd. (“Badal”), a wholly owned subsidiary of IDB Holding Corporation Ltd. (“IDBH”). Badal and IDBH are Israeli corporations. IDBH’s shares are traded on TASE.

Approximately 47% of Koor’s ordinary shares are held by Discount Investment Corporation Ltd. (“DIC”), and approximately 10% of Koor’s ordinary shares are held directly by IDBD. DIC is an Israeli corporation whose shares are traded on TASE. Clal and DIC are controlled by IDBD. IDBD is control by IDBH.

IDBH is controlled as follows: Ganden Holdings Ltd. (“Ganden”), a private Israeli company controlled by Nochi Dankner and his sister Shelly Bergman, holds, directly and through a wholly-owned subsidiary, approximately 51.93% of the outstanding shares of IDBH; Shelly Bergman, through a wholly-owned company, holds approximately 4.23% of the outstanding shares of IDBH; Avraham Livnat Ltd (”Livnat”), a private Israeli company controlled by Avraham Livnat holds, directly and through a wholly-owned subsidiary, approximately 12.33% of the outstanding shares of IDBH; and Manor Holdings BA Ltd. (“Manor”), a private company controlled by Ruth Manor holds, directly and through a majority-owned subsidiary, approximately 12.31% of the outstanding shares of IDBH.

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Subsidiaries of Ganden, Livnat and Manor have entered into a shareholders agreement with respect to shares of IDBH constituting 31.02%, 10.34% and 10.34%, respectively, of the outstanding shares of IDBH for the purpose of maintaining and exercising control of IDBH as a group. Their additional holdings in IDBH are not subject to the shareholders agreement. The term of the shareholders agreement expires in May 2023.

Based on the foregoing, IDBH (by reason of its control of Badal and IDBD, and by reason of IDBD’s control of Clal, CEI, Clal Insurance, DIC, Koor, Ganden, Manor and Livnat (by reason of their control of IDBH) and Nochi Dankner, Shelly Bergman, Ruth Manor, and Avraham Livnat (by reason of their control of Ganden, Manor and Livnat, respectively) may be deemed to share with Badal, IDBD, Clal, CEI, Clal Insurance, DIC, and Koor the power to vote and dispose of our Ordinary Shares held by these entities.

(2) Based upon a Form 4 filed with the SEC on October 31, 2007. As the sole general partner of the Diker Funds (Diker Value Tech Fund, LP, Diker Value Tech QP Fund, LP, Diker Micro-Value Fund, LP, the Diker Micro-Value QP Fund, LP, Diker Micro & Small Cap Fund LP and Diker M&S Cap Master Ltd.), Diker GP, LLC, Delaware limited liability company (“Diker GP”) has the power to vote and dispose of the Ordinary Shares owned by the Diker Funds and, accordingly, may be deemed the beneficial owner of such shares. Pursuant to investment advisory agreements, Diker Management, LLC, a Delaware limited liability company, (“Diker Management”) serves as the investment manager of the Diker Funds. Accordingly, Diker Management, LLC, may be deemed the beneficial owner of shares held by the Diker Funds. Charles M. Diker and Mark N. Diker are the managing members of each of Diker GP, LLC and Diker Management, LLC and in that capacity direct their operations. Therefore, Charles M. Diker and Mark N. Diker may be beneficial owners of shares beneficially owned by Diker GP and Diker Management.

(3) Based upon a Schedule 13F filed with the SEC on November 14, 2007. The entities which acquired the shares which are the subject of the aforementioned Schedule 13F: (1) Potomac Capital Partners LP, a private investment partnership formed under the laws of State of Delaware. Potomac Capital Management LLC is the General Partner of Potomac Capital Partners LP. Mr. Paul J. Solit is the Managing Member of Potomac Capital Management LLC. (2) Potomac Capital International Ltd., an international business company formed under the laws of the British Virgin Islands. Potomac Capital Management Inc. is the Investment Manager of Potomac Capital International Ltd. Paul J. Solit is the President and sole owner of Potomac Capital Management Inc., and a Director of Potomac Capital International Ltd. (3)Pleiades Investment Partners-R, LP, a private investment partnership formed under the laws of the State of Delaware. Potomac Capital Management Inc. is the Investment Manager of a managed account of Pleiades Investment Partners-R, LP. Paul J. Solit is the President and sole owner of Potomac Capital Management Inc.

(4) Includes 195,264 Ordinary Shares underlying options that are either currently exercisable or that will become exercisable within 60 days after the date of this Proxy Statement.

     It is proposed that at the Meeting the following Resolution be adopted:

ITEM 1 -	APPROVAL OF REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND ITS TWO LARGEST SHAREHOLDERS AND THEIR AFFILIATES.

     Our two largest shareholders are Koor Industries Ltd. and Clal Electronics Industries Ltd., a wholly owned subsidiary of Clal Industries and Investments Ltd., both members of the IDB Group. For additional details of such shareholdings, including the relationship of these entities to the IDB Group, see the section “Ownership of ECtel Shares”, commencing on page 3 above. These shareholders, together with IDB Development Corporation Ltd. and Badal Securities Ltd., two other IDB Group corporations own approximately 38% of our outstanding Ordinary Shares.

     Koor Industries Ltd.; Clal Electronics Industries Ltd.; IDB Development Corporation Ltd. and Badal Securities Ltd. will be jointly referred to herein as “Holders”.

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     Koor Industries Ltd. and Clal Electronics Industries Ltd. are considered our “affiliates” under the U.S. Securities Act of 1933, as amended (the “Securities Act”), which limits the number of our shares they may sell on the Nasdaq Global Market without an effective registration statement under the Securities Act. Koor Industries Ltd. and Clal Electronics Industries Ltd. are also considered “controlling shareholders” of ECtel under the Israeli Companies Law, 1999, (“Companies Law”) which means that any extraordinary transaction (as defined in the Companies Law) between us and any of them, including the registration under the Securities Act of their shares in our company, requires the approval of our audit committee, board of directors and a special majority of our shareholders.

     We are proposing to enter with the Holders into a Registration Rights Agreement (the “Agreement”) to enable us and the Holders to respond rapidly to market opportunities that may arise and to establish a clear framework for the registration under the Securities Act of our shares held by the Holders and their respective subsidiaries. Sales into the market of our shares held by the Holders in an orderly manner would increase the public float and liquidity of our shares, which is expected to benefit all our shareholders. The Agreement will set forth the mutual rights and obligations of the parties in connection with registrations of shares of ECtel under the Securities Act that may occur from time to time. We believe that registration rights agreements are not unusual with regard to major shareholders and that having an arrangement for the orderly registration of our shares held by the Holders is desirable and would increase the likelihood that any disposition of such shares will be made in a manner and timing that serve the best interests of ECtel and its shareholders, as a whole. We also note that sales into the market of a substantial number of our shares, or the perception that such sales may occur, may cause a decline in the market price of such shares.

     As described in our Annual Report on Form 20-F for the year ended December 31, 2006 (the “2006 20-F”), our former shareholder, ECI Telecom Ltd. (“ECI”), had registration rights pursuant to an agreement entered into in 2002 for the ECtel Ordinary Shares owned by it, pursuant to which ECI was entitled to five demand registrations and unlimited piggyback registrations. As described in the 2006 20-F, prior to May 10, 2004, ECI held of record 10,490,325, or approximately 57.9%, of our outstanding Ordinary Shares at that time. Over the course of 2004 and 2006 ECI distributed all ECtel Ordinary Shares it held to its shareholders, including the Holders. While pursuant to its registration rights agreement with us ECI had the right to assign its registration rights thereunder to its transferees, it did not do so.

     The following is a summary of the provisions of the Agreement, which is qualified in its entirety by the copy of the Agreement attached hereto as Appendix A.

     The Agreement gives the Holders the right to request that we effect two registrations under the Securities Act in connection with the proposed public sale of ECtel Ordinary Shares that are held by them (commonly known as “demand” registration rights). The first of such demand registrations must be for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders (commonly known as a “shelf” registration) and the second demand registration may only be effected not less than 2 years after the effective date of the shelf registration. In addition, if we propose to register for public sale any of our Ordinary Shares under the Securities Act, the Holders would be entitled to request that we include some of their Ordinary Shares in such registration (commonly known as “piggyback” registration rights). The Agreement has a term of five years provided that it will terminate earlier upon the percentage holdings of the Holders falling below a specified threshold.

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     The demand and piggyback registrations are subject to customary covenants and conditions, such as possible limitations on the number of shares that may be underwritten (commonly known as “underwriter cut-backs”) and cross-indemnification for liabilities and expenses that may be incurred in connection with the registration. In the event that our Company, from time to time, effects an underwritten public offering of its Ordinary Shares held by the Holders, either at their request or upon our initiative, the Agreement requires us to enter into an underwriting agreement in a form usual and customary for such offerings. Underwriting agreements typically include, among other things, an undertaking of the issuer to indemnify the underwriters and selling shareholders for liabilities and expenses that may be incurred in connection with the public offering.

     Demand registrations are also subject to certain customary limitations, such as a requirement that any demand registration involve registration of not less than 30% of the Ordinary Shares held by the Holders as of the date of the agreement, and the right of ECtel, exercisable once in any 12-month period, to postpone a demand registration for up to 90 days if it believes that effecting a registration then would be detrimental to the Company and its shareholders. Upon certain conditions, the Holders are entitled to assign their registration rights under the Agreement to transferees of the Ordinary Shares.

     All expenses incurred in connection with any piggyback registration and in connection with a demand registration in which the Company includes securities to be sold for its own account will be borne by the Company and the participating Holders, which expenses will be allocated among them pro rata to the number of securities registered by each of them, except that any expenses incurred by advisors to a Holder will be borne by that Holder. All expenses incurred in connection with any demand registration in which the Company does not sell shares for its own account will be borne by the Holders.

     The Agreement includes a covenant of the Holders not to sell any of their Ordinary Shares covered by the Agreement for 90 days following the effective date of any underwritten public offering (commonly known as a “lock-up” agreement). This covenant, which is a customary condition of underwritten public offerings, applies whether or not the Holders are selling shares in the public offering.

     The Agreement clearly delineates the customary rights and obligations of the Holders regarding the registration of their Ordinary Shares and binds them to a lock-up covenant, as described above. Our audit committee and Board believe that the Agreement is in the best interests of our company and have approved the Agreement, subject to shareholder approval. If the Agreement is approved at the Meeting, then future public offerings of our shares that include Ordinary Shares of the Holders will not be subject to the delays entailed by the need to obtain shareholder approval. This will enable us to respond rapidly to market opportunities in the event that we or the Holders desire to sell our shares on the Nasdaq Global Market.

      It is proposed that at the meeting the following resolution be adopted:

      “RESOLVED that the Registration Rights Agreement between the Company and Koor Industries Ltd., Clal Electronics Industries Ltd., IDB Development Corporation Ltd. and Badal Securities Ltd., as set forth in Appendix A to the Proxy Statement relating to the Extraordinary Meeting of the Company to be held on April 8, 2008, be, and it hereby is, approved.”

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Required Vote

     Approval of the above resolution will require the affirmative vote of a majority of shares present at the Meeting, in person or by proxy, and voting on the resolution. However, since this proposed Registration Rights Agreement is deemed to be an extraordinary transaction in which a “controlling shareholder” has a personal interest, the above proposal will be approved only if (i) the shares voted in favor of the above resolution include at least one-third of the shares voted by shareholders who do not have a personal interest in such matter or (ii) the total number of shares of such non-interested shareholders voted against such matter does not exceed 1% of the voting rights in ECtel.

     For the purpose of the vote on this resolution, each shareholder is asked to indicate on the enclosed proxy card whether or not he or she has a personal interest in this matter. By signing the proxy card, a shareholder will be deemed to confirm that he or she has no personal interest in the matter; if the shareholder does have one, he or she will be required to indicate so (see Item 1 above for the definition of “personal interest”).

     The Board recommends a vote FOR the approval of the Registration Rights Agreement between the Company and Koor Industries Ltd., Clal Electronics Industries Ltd. and their affiliates.

ITEM 2 -	APPROVAL OF COMPENSATION AND GRANT OF EQUITY-BASED COMPENSATION TO THE CHAIRMAN OF THE BOARD

     Under the Companies Law, the payment of compensation and grant of options to directors requires the approvals of the audit committee, board of directors and the shareholders, in that order.

     Since August 16, 2006, Mr. Yair Cohen has served as Chairman of our Board. Mr. Cohen’s prior experience in industries and markets that are relevant to the Company’s business are valuable. Through December 31, 2007, Mr. Cohen had not received any compensation for this service. The Company’s audit committee and Board believe that, in light of Mr. Cohen’s scope of service and commitment, compensation, which is reasonable and appropriate in these circumstances, should be provided for his services reflecting both his past services and future services.

     Accordingly, the Board will propose that at the Meeting the shareholders will approve the following principal terms of employment of Mr. Cohen with the Company, with effect from January 1, 2008, as follows:

  Part time position (25% of full time basis);

  Gross monthly salary of NIS 17,750 (the “Salary”) which is equal, based on the current exchange rate of the NIS against the U.S. dollar, to approximately $4,950 per month;

  Certain Salary-based benefits consisting of contribution to a manager’s insurance policy and an advanced study fund (Keren Hishtalmut Fund) for Mr. Cohen, in accordance with the Company’s customary practices for executive employees;

  Annual leave of 6 days per year;

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  Sick leave – 8 days per year; and

  Notice of termination – 3 months by the Company or Mr. Cohen.

     In addition, we propose to approve the grant to Mr. Cohen of equity-based compensation, in the form of “Stock Appreciation Rights” or “SARs” (as such term is defined in our 2003 Equity Incentive Plan, previously filed as Exhibit 4.18 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2005, filed June 15, 2006 (the “2003 Equity Incentive Plan”)), with respect to 300,000 of our Ordinary Shares. The SARs will vest quarterly in equal parts at the end of each 90 day period, commencing on the date of the commencement of his service as Chairman of the Board in August 2006 until August 16, 2009. However, vesting shall accelerate in the event of a Corporate Transaction (as such term is defined in the 2003 Equity Incentive Plan). The grant price for the SARs is $2.59 per share, which was the closing share price of our Ordinary Shares on Nasdaq on the last trading day prior to the date on which the grant of the SARs was approved by our Audit Committee and Board. The SARs will be subject to such other terms as are applicable to all options granted under the 2003 Equity Incentive Plan.

     We previously proposed an equity-based compensation grant in the form of 300,000 SARs to Mr. Cohen, as was disclosed in our proxy statement dated June 22, 2007, prepared in connection with our 2007 annual meeting (the “2007 Annual Meeting”). Under Israeli law, approval of the terms of compensation of a director requires approval by a simple majority of the voting power present and voting at the general meeting of shareholders. Subsequent to the mailing of the proxy statement for the 2007 Annual Meeting, we were notified by Clal Electronics Industries Ltd. (“Clal”) and Koor Industries Ltd. (“Koor”) that, in light of the fact that the proposed principal terms of employment (described above) could influence the terms of Mr. Cohen’s employment with Elron Electronic Industries Ltd. (“Elron”), a company which may be deemed to be controlled by IDBD and IDBH (that control Clal and Koor as described under “Beneficial Ownership of Securities by Certain Beneficial Owners and Management”), Clal and Koor each considers itself to have a personal interest in the vote on this matter. Because of this notice and since Clal and Koor, jointly are considered to be a “controlling shareholder” of the Company as defined under Israeli law for such purpose, the required vote for approval of the terms of compensation is different than initially contemplated. Under Israeli law, an extraordinary transaction in which a “controlling shareholder” has a personal interest requires certain supermajority shareholder approvals. Accordingly we could not bring the proposal to approve the grant to Mr. Cohen of that equity-based compensation at the 2007 Annual Meeting to a vote and such grant of equity based compensation has not yet been approved and he has not yet received such equity-based compensation. Furthermore, we have been recently notified by Elron that, in its view, the impact of the terms of compensation for Mr. Cohen as described herein, on the terms of his employment with Elron, are subject to the approval of Elron’s shareholders at its upcoming shareholders meeting (the “Elron Meeting”).

     The new compensation terms as described herein were duly approved by our audit committee and Board prior to the mailing of this proxy statement. Therefore, the Board will propose that at the Meeting the shareholders will approve the terms of employment of Mr. Cohen with the Company and equity-based compensation to be granted to Mr. Yair Cohen, in his capacity as Chairman of the Board, on the terms described above, which terms have been approved by the Company’s audit

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committee and Board. However, in the event that the Elron Meeting does not approve the impact of Mr. Cohen’s terms of compensation with us upon the terms of his employment with Elron, this proposal will not be brought before the Meeting for a vote.

     It is proposed that at the Meeting the following Resolution be adopted:

     “RESOLVED, that the terms of employment of Mr. Yair Cohen with the Company and equity-based compensation to be granted to Mr. Cohen in his capacity as Chairman of the Board, be, and they hereby are, approved.”

Required Vote

     The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Meeting in person or by proxy and voting thereon is required to adopt the Resolution approving the terms of employment of Mr. Cohen with the Company and the grant to Mr. Cohen of equity-based compensation. However, since the proposed compensation arrangement may deemed to be an extraordinary transaction in which a “controlling shareholder” has a personal interest as described above, the proposal will be approved only if (i) the shares voted in favor of the above resolution include at least one-third of the shares voted by shareholders who do not have a personal interest in such matter or (ii) the total number of shares of such non-interested shareholders voted against such matter does not exceed 1% of the voting rights in the Company.

     For the purpose of the vote on this resolution, each shareholder is asked to indicate on the enclosed proxy card whether he or she has a personal interest in this matter. By signing the proxy card, a shareholder will be deemed to confirm that he or she has no personal interest in the matter; if the shareholder does have one, he or she will be required to indicate so. Under the Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of any member of the shareholder’s immediate family (or spouses thereof) or a personal interest of an entity in which the shareholder (or such family member thereof) serves as a director or the chief executive officer, or owns at least 5% of its issued share capital or its voting rights or has the right to appoint a director or the chief executive officer and (ii) excludes an interest arising in itself from the ownership of shares in the Company.

     The Board recommends a vote FOR the approval of the terms of employment of Mr. Yair Cohen with the Company and equity-based compensation to be granted to Mr. Cohen in his capacity as Chairman of the Board.

ITEM 3 -	APPROVAL OF GRANT OF OPTIONS TO MR. RAMI ENTIN, A MEMBER OF THE BOARD OF DIRECTORS

     Under the Companies Law, the payment of compensation and grant of options to directors requires the approvals of the audit committee, board of directors and the shareholders, in that order.

     We propose to approve the grant to Mr. Rami Entin, a member of our Board and Chairman of our audit committee, of equity-based compensation in the form of “SARs” (as such term is defined in our 2003 Equity Incentive Plan) with respect to 20,000 of our Ordinary Shares. The SARs will vest over four years, with 25% of the SARs vesting on the first four yearly anniversaries of the date of grant, or 5,000 SARs on each of February 17, 2009, 2010, 2011 and 2012. However, vesting

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shall accelerate in the event of a Corporate Transaction (as such term is defined in the 2003 Equity Incentive Plan). The grant price for the SARs is $2.59 per share, which was the closing share price of our Ordinary Shares on Nasdaq on the last trading day prior to the date on which the grant of the SARs was approved by our audit committee and Board. The SARs will be subject to such other terms as are applicable to all options granted under the 2003 Equity Incentive Plan.

     The grant of such equity-based compensation to Mr. Entin has been approved by the Company’s audit committee and the Board.

     It is proposed that at the Meeting the following Resolution be adopted:

     “RESOLVED, that the proposed grant of equity based compensation to Mr. Rami Entin, a member of the Company’s Board, as approved by the Company’s audit committee and Board be, and hereby is, approved.”

Required Vote

     The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Meeting in person or by proxy and voting thereon is required to adopt the foregoing Resolution.

     The Board recommends a vote FOR the grant of equity based compensation to Mr. Entin.

OTHER BUSINESS

     Other than as set forth above, management knows of no business to be transacted at the Meeting but, if any other matters are properly presented at the Meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

HADAR SOLOMON
Vice-President, General Counsel &
Corporate Secretary

Rosh Ha’ayin, Israel
Date: February 29, 2008

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Appendix A

REGISTRATION RIGHTS’ AGREEMENT

     THIS REGISTRATION RIGHTS’ AGREEMENT (this “Agreement”) is entered into as of the __ day of _____, 2008, by and among ECTEL LTD., a company incorporated under the laws of the State of Israel, 10 Amal Street, Park Afek, Rosh Ha’ayin 48902, Israel (the “Company”), and the entities whose name and address is listed on Schedule 1 attached hereto (each a “Holder” and collectively, the “Holders”).

     WHEREAS, the Holders are holders of Ordinary Shares, par value NIS 0.04 each, of the Company (“Ordinary Shares”);

     WHEREAS, the parties wish to set provisions governing the registration of the Company’s Ordinary Shares held by the Holders, in accordance with the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

     1.1. “Board” means the Board of Directors of the Company.

     1.2. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     1.3. “Form F-3” means such form (or Form S-3, as the case may be) under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC, which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     1.4. “Holder(s)” means as set forth in the preamble to this Agreement and any of their respective successors and assigns (solely in accordance with Section 9 of this Agreement), in each case, so long as such Holder holds of record at least 50% (except that with respect to Section 3 it shall be 25%) of the Registrable Securities listed opposite its name in Schedule I, provided, however, that under no circumstances shall the term Holder include persons who have acquired Ordinary Shares sold in the open market or pursuant to a registration statement.

     1.5. “Original Registrable Securities” means the Registrable Securities outstanding on the date hereof, excluding any Registrable Securities that cease to be Registrable Securities after the date hereof for any reason whatsoever and excluding Registrable Securities that are transferred without an assignment of registration rights under Section 9 hereunder.

     1.6. “Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto and all material incorporated by reference in such prospectus.

     1.7. “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     1.8. “Registrable Securities” means (i) the Ordinary Shares held by the Holders on the date hereof that are listed opposite the name of each Holder on Schedule I, and (ii) any and all securities issued or issuable with respect to the securities described in clause (i) upon any stock split, stock dividend or the like, or into which such Ordinary Shares have been or may be converted to or exchanged into in connection with any merger, consolidation, reclassification, recapitalization or similar event; in each case, until their effective registration under the Securities Act and their resale in accordance with the registration statement in which such Registrable Securities are included, provided however, that at such time any such securities become eligible for sale under Rule 144 within a period of 90 days thereafter, then such securities shall no longer be deemed to be “Registrable Securities”.

     1.9. “SEC” means the United States Securities and Exchange Commission.

     1.10. “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2. DEMAND REGISTRATION.

     2.1. Request for Shelf Registration. Subject to the conditions of this Section 2, at any time after the date hereof, if the Company shall receive a written request from Holders owning at least 30% of the Original Registrable Securities outstanding on the date hereof (the “Initiating Holders”) that the Company file a registration statement on Form F-3 for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of Registrable Securities constituting at least 30% of the Original Registrable Securities, then the Company shall, within thirty (30) days of the delivery of such written request by the Initiating Holders, give written notice of such request to all Holders, and subject to the limitations of this Section 2, use its reasonable best efforts to effect, as promptly as reasonably possible, the registration under the Securities Act of the Registrable Securities specified in the Initiating Holders’ request, together with the Registrable Securities of any Holder(s) joining in such request as are specified in a written request received by the Company within the above 30-day period (the “Shelf Registration Statement”). The Company shall use its reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 3 months after the Holders’ initial request in accordance with this Section and to keep such Shelf Registration Statement continuously effective under the Securities Act until the earlier of (i) two years following the date such registration was declared effective and (ii) the disposition of all Registrable Securities included in such Shelf Registration Statement.

     2.2. Request for Subsequent Registration. Subject to the conditions of this Section 2, at any time after the second anniversary of the date on which the Shelf Registration Statement is declared effective, if the Company shall receive a written request from the Initiating Holders that the Company file a registration statement on Form F-3 registering the resale by the Holders thereof of Registrable Securities constituting at least 30% of the Original Registrable Securities, then the Company shall, within thirty (30) days of the delivery of such written request by the Initiating Holders, give written notice of such request to all Holders, and subject to the limitations of this Section 2, use its reasonable best efforts to effect, as promptly as reasonably possible, the registration under the Securities Act of the Registrable Securities specified in the Initiating Holders’ request, together with the Registrable Securities of any Holder(s) joining in such request as are specified in a written request received by the Company within the above 30-day period (the

“Demand Registration Statement”). The Company shall use its reasonable efforts to cause the Demand Registration Statement to be declared effective under the Securities Act within 3 months after the Holders’ initial request in accordance with this Section.

     2.3. Underwritten Offering. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting then the Initiating Holders shall inform the Company in writing of their intention to do so and the intended plan of distribution and such information shall be included in the written notice referred to in Sections 2.1 and 2.2. Distribution of the Registrable Securities by means of an underwriting pursuant to the Shelf Registration Statement shall be subject to the Company’s consent, which shall not be unreasonably withheld. Notwithstanding any other provision of this Section 2, if the offering is done by means of an underwriting and the underwriter advises the Company that marketing factors require a limitation of the number of Registrable Securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities so requesting to be registered on a pro rata basis, based on the number of Registrable Securities then held by all such Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

     2.4. Suspension.

          2.4.1. In addition to any suspension rights under subsection 2.4.2 below, upon the happening of any pending corporate development, public filing with the SEC or similar event, that, in the judgment of the Company’s Board, renders it advisable to suspend the use of the Prospectus or upon the request by an underwriter in connection with an underwritten public offering of the Company’s securities, the Company may, suspend use of the Prospectus, on written notice to each Holder (which notice will not be required to disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), in which case each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or Prospectus until copies of a supplemented or amended Prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that sales of Registrable Securities under the applicable Prospectus may be resumed and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. The suspension and notice thereof described in this Section 2.4.1 shall be held by each Holder in strictest confidence and shall not be disclosed by such Holder.

          2.4.2. In the event of: (i) any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (iv) any event or circumstance which necessitates the making of any changes in the registration statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Holders (the “Suspension Notice”) to the effect of the foregoing (which notice will not be required to disclose the content of any material non-public information and will indicate the date of the beginning and end of the intended period of suspension, if known), and, upon receipt of such Suspension Notice, the Holders will discontinue disposition of Registrable Securities covered by the registration statement or Prospectus (a “Suspension”) until the Holders’ receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until the Holders are advised in writing by the Company that the current Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as possible after delivery of a Suspension Notice to the Holders. The Suspension and Suspension Notice described in this Section 2.4.1 shall be held by each Holder in strictest confidence and shall not be disclosed by such Holder.

     2.5. Exclusions. The Company shall not be required to effect a registration pursuant to this Section 2 (without limiting any other provisions of this Section 2 to that effect):

          2.5.1. After the Company has effected one (1) Shelf Registration Statement, and such registration has been declared or ordered effective (except that in such case the Company may still be required to effect one (1) Demand Registration Statement);

          2.5.2. After the Company has effected one (1) Demand Registration Statement, and such registration has been declared or ordered effective;

          2.5.3. If Form F-3 is not available for such offering by the Holders,

          2.5.4. During the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of a registration statement pertaining to the Company’s securities (but other than registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to SEC Rule 145 transaction on Form F-4 or similar forms that may be promulgated in the future);

          2.5.5. If within ten (10) days of receipt of a written request from Initiating Holders pursuant to Section 2.1, the Company gives notice to the Initiating Holders of the Company’s good faith intention to file a registration statement for a public offering for a sale of the Company’s shares for its own account within sixty (60) days, provided that the Company actually files such registration statement within such sixty (60) days and makes reasonable good faith efforts to cause such registration statement to become effective;

          2.5.6. For a Holder if a registration statement filed pursuant to Section 3 herein is then effective and is available to such Holder for the resale of Registrable Securities; or

          2.5.7. If the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2, an officer’s a certificate signed by order of the Board stating that in the good faith judgment of the Board, (i) such registration may interfere with or affect the negotiation or completion of any material transaction or other material event that is being contemplated by the Company (whether or not final decision has been made to undertake such transaction at the time the right to delay is exercised), (ii) such registration involves initial or continuing disclosure obligations that impose on the Company a significant burden to which it would not otherwise be subject in the absence of such registration, or (iii) it would be otherwise seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, and in each of the events described in (i), and (iii) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after such officer’s certificate; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period.

3. PIGGYBACK REGISTRATIONS.

     3.1. Notice of Registration. The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of an offering of securities of the Company (including, but not limited to, registration statements relating to the initial offering or secondary offerings of securities of the Company, but other than registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form F-4 or similar forms that may be promulgated in the future) and will afford each such Holder requesting to be included in such registration, in accordance with this Section 3.1, an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fourteen (14) days after delivery of the above-described notice by the Company, so notify the Company in writing specifying the number of Registrable Shares requested to be included. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

     3.2. Underwritten Offering.

          3.2.1. If the registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities as part of its notice made pursuant to Section 3.1. In such event, the right of any such Holder to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into the underwriting agreement agreed upon between the Company and the underwriter or underwriters selected for such underwriting by the Company. If any Holder disapproves of the terms of such underwriting agreement, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered no later than five (5) days after the date on which the material terms of such underwriting are agreed upon and made known to the Holder in writing, and in the event that such withdrawal notice was not timely provided, the Holder shall be required to execute the underwriting agreement in the form agreed between the Company and the underwriters.

          3.2.2. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares (including Registrable Securities) to be underwritten, the number of shares that may be included in the underwriting shall be reduced to such amount determined by the underwriters, to be allocated, first, to the Company; second, if any, to the Holders pro-rata, based on the total number of Registrable Securities then held by the Holders requesting to be included in such registration; and third, if any, to any shareholder of the Company (other than a Holder) pro-rata, based on the total number of shares then held by such shareholder requesting to be included in such registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

     3.3. Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company.

4. OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, without limitation of any other provision herein, as expeditiously as reasonably possible:

     4.1. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective until the earlier of (i) 180 days following the date such registration was declared effective and (ii) the disposition of all Registrable Securities included in such registration statement. In case of a registration statement pursuant to Section2, such registration statement shall include a plan of distribution in customary form.

     4.2. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     4.3. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement.

     4.4. Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     4.5. Use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange or quotation system on which the Ordinary Shares of the Company are then listed or quoted.

     4.6. Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

     4.7. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering, on terms to be agreed between the Company and such managing underwriter(s).

     4.8. Except as otherwise provided under Section 2, immediately notify each seller of Registrable Securities covered by such registration statement and each underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company shall prepare and furnish to each such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

     4.9. Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company addressed to the underwriters for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, addressed to the underwriters and to such seller, in form and substance as is customarily given by independent certified public accountants in an underwritten public offering;

     4.10. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, and before filing any such registration statement or any other document in connection therewith, give the participating Holders of Registrable Securities and their underwriters, if any, the opportunity to review any such registration statement, each prospectus included therein or filed with the SEC, each amendment thereof or supplement thereto and any related underwriting agreement, or other document to be filed.

     4.11. Otherwise use commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC, and make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months after the effective date of such registration statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158.

5. EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance sought pursuant to Section 2 herein shall be borne and paid by the Holders participating in such registration, whether or not such registration is eventually completed, declared effective or withdrawn, which expenses shall be allocated among them pro rata to the number of Registrable Securities sought to be registered by each such Holder. All expenses incurred in connection with any registration, qualification or compliance sought pursuant to Section 3 herein and in connection with a registration under Section 2 in which the the Company includes securities to be sold for the account of the Company, shall be borne and paid by the Company and the Holders which expenses shall be allocated among them pro rata to the number of securities registered by each of them, except that any expenses incurred by advisors to the Holders, including legal advisors, shall be borne and paid solely by the Holders retaining them. Expenses shall include all expenses incurred by the Company or incident to the Company’s performance of or compliance with this Agreement, including, without limitation, expenses incurred in connection with the preparation of a prospectus, printing, registration and filing fees, printing fees and expenses, fees and disbursements of counsel, accountants and other advisors for the Company, taxes, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association for Securities Dealers, Inc., fees of transfer agents or registrars and the expense of any special audits incident to or required by any such registration. Notwithstanding the foregoing, however, all underwriters’ discounts and commissions in respect of the sale of Registrable Securities shall be paid by the Holders, pro rata in accordance with the number of Registrable Securities sold in the offering. With respect to any expense described in this Section 5 which is required to be borne by a Holder, each Holder shall make payment within 30 days of receipt of payment instructions from the Company, accompanied by the relevant invoices or similar documentation. During the course of preparation of a registration for which expenses are to be borne by the Holders, a Holder who is a representative nominated by the Holders participating in the registration may request at reasonable intervals information from the Company with respect to the amount of expenses incurred until such time. In a registration in which the Holders are required to bear more than 75% of the expenses, the Company shall consult with the foregoing representative of the Holders in advance, with respect to any expense in an amount of more than $40,000.

6. AGREEMENT TO FURNISH INFORMATION; PRECONDITIONS TO PARTICIPATION IN CERTAIN UNDERWRITTEN REGISTRATIONS.

     6.1. Each Holder of Registrable Securities shall furnish to the Company such relevant information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     6.2. If a registration pursuant to Section 2 is to be effected by means of an underwritten offering, the identity of the underwriter shall be proposed by the Initiating Holders, subject to the consent of the Company which shall not be unreasonably withheld, and in such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

     6.3. No Holder of Registrable Securities may participate in any underwritten registration under Section 2 unless such Holder (i) agrees to enter into a written underwriting agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature, and (ii) provides any relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements.

7. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2 or 3:

     7.1. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its affiliates, the partners, officers, directors and shareholders of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities to which they are finally determined to be subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, its affiliates, partners, officers, or directors and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, if it is judicially determined that there was such a Violation; provided however, that the indemnity agreement contained in this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished for use in connection with such registration by such Holder, partner, officer, director or controlling person of such Holder.

     7.2. To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, directors and each person, if any, who controls the Company within the meaning of the Securities Act and any other Holder selling securities under such registration statement or any of such other Holder’s its affiliates, partners, directors officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, or other such Holder or controlling person of such other Holder is finally determined to be subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with information furnished by such Holder for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

     7.3. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof;

provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, shall, to the extent materially prejudicial to its ability to defend such action, relieve such indemnifying party of its liability to the indemnified party under this Section 7.

     7.4. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

     7.5. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall prevail.

8. LOCK-UP AGREEMENT.

     8.1. Each Holder hereby agrees that, if so requested by the representative of the underwriters in any underwritten offering of the Company, including any offering effected under Section 2 hereof (the “Managing Underwriter”), such Holder shall not, without the prior consent of the Managing Underwriter (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities or any securities of the Company (whether such shares or any such securities are then owned by the Holder, or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise, during the period specified by the Managing Underwriter (the “Market Standoff Period”), with such period not to exceed 90 days following the effective date of such registration statement.

     8.2. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     8.3. The foregoing provisions of this Section 7 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holder if all officers and directors of the Company enter into similar agreements.

     8.4. The underwriters in connection with a registration statement so filed are intended to be third party beneficiaries of this Section 7 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9. ASSIGNMENT OF REGISTRATION RIGHTS; TRANSFER OF REGISTRABLE SECURITIES.

The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by the Holders to any one or more transferees or assignees that acquire in one transaction at least 75% of the Original Registrable Securities held by the Holders; provided, however that simultaneously with such transfer, (i) the transferors shall furnish to the Company written notice of the name and address of such transferee(s) or assignee(s) and the securities with respect to which such registration rights are being assigned, and (ii) such transferee(s) shall agree in writing, on a form to be agreed upon with the Company, to be subject to all provisions and restrictions set forth in this Agreement.

10. RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company (at any time after it has become subject to such reporting requirements) agrees to:

     10.1. Make and keep available adequate current public information with respect to the Company, within the meaning Rule 144(c) under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public.

     10.2. Furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the informational requirements of Rule 144(c) under the Securities Act (or similar rule then in effect), and of the Exchange Act (at any time after it has become subject to such reporting requirements); and

     10.3. Comply with all other necessary filings and other requirements so as to enable the holders of Registrable Securities to sell Registrable Securities under Rule 144 under the Securities Act (or similar rule then in effect).

11. MISCELLANEOUS.

     11.1. Expenses. The Holders shall bear and pay, on a pro rata basis among them, all the expenses incurred by each of the Company and the Holders in connection with the negotiation, approval, authorization and execution of this Agreement, including, without limitation all expenses incurred by the Company in connection with the shareholder approval to be sought for the authorization of this Agreement. This section 11.1 shall be in full force and effect whether or not this Agreement is eventually approved and authorized by the shareholders meeting of the Company.

     11.2. Entire Agreement. This Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and supersede and replaces all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto, and any such previous agreement or understanding shall terminate and be of no further force and effect.

     11.3. Amendment; Termination. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and Holders who own a majority of the Registrable Securities then held by the Holders, and any such amendment shall be binding upon all Holders. This Agreement shall terminate and shall have no further force and effect upon the earlier of (i) five years after the date hereof, or (ii) such time that the outstanding Registrable Securities constitute less than 10% of the Company’s issued and outstanding share capital.

     11.4. Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Israel, without regard to the conflicts of law principles of such State, except with respect to matters that are subject to securities laws and regulations, which shall be governed by the respective laws and regulations. The parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of the district of Tel Aviv-Jaffa in respect of any dispute or matter arising out of or connected with this Agreement.

     11.5. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto.

     11.6. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     11.7. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     11.8. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) days after deposit with an internationally recognized courier, specifying two day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     11.9. If to the Company: to the address set forth in the preamble to this Agreement.

     11.10. If to a Holder: to the address set forth in Schedule 1 attached hereto.

     11.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart and that signatures may be provided by facsimile transmission.

     11.12. Questionnaire. Each Holder agrees to furnish to the Company a completed Questionnaire in a customary form (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least five business days prior to the date the Company notifies such Holder that a registration statement is being filed.

- Signature page follows -

     IN WITNESS WHEREOF, the parties have duly signed this Registration Rights’ Agreement as of the Effective Date.

THE COMPANY:

ECTEL LTD.
Name:
Title:

     IN WITNESS WHEREOF, the parties have duly signed this Registration Rights’ Agreement as of the Effective Date.

THE HOLDERS:

KOOR INDUSTRIES LTD.

Name:
Title:

CLAL ELECTRONICS INDUSTRIES LTD.

Name:
Title:

IDB DEVELOPMENT CORPORATION LTD.

Name:
Title:

BADAL SECURITIES LTD.

Name:
Title:

Schedule 1

Schedule of Holders

KOOR INDUSTRIES LTD.
Address:	[ ]
[ ], Israel
Telephone No:	+972-[ ]
Facsimile No.:	+972-[ ]

CLAL ELECTRONICS INDUSTRIES LTD.
Address:	[ ]
[ ], Israel
Telephone No:	+972-[ ]
Facsimile No.:	+972-[ ]

IDB DEVELOPMENT CORPORATION LTD.
Address:	[ ]
[ ], Israel
Telephone No:	+972-[ ]
Facsimile No.:	+972-[ ]

BADAL SECURITIES LTD.
Address:	[ ]
[ ], Israel
Telephone No:	+972-[ ]
Facsimile No.:	+972-[ ]

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

ECtel Ltd.

PROXY

     The undersigned hereby appoints Mr. Michael Neuman, Senior Vice President and Chief Financial Officer, and Mr. Hadar Solomon, Vice President, General Counsel and Corporate Secretary, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the Ordinary Shares of ECtel Ltd. (the “Company”) which the undersigned is entitled to vote at the extraordinary meeting of shareholders of the Company (the “Meeting”) to be held at the offices of the Company, 10 Amal Street, Afek Industrial Park, Rosh-Ha’ayin, Israel on Tuesday, April 8, 2008, at 5:00 p.m. (Israel time), and at any adjournments or postponements thereof, upon the matters on the reverse side, which are more fully described in the Notice of an Extraordinary Meeting of Shareholders and Proxy Statement dated February 29, 2008 relating to the Meeting and distributed to shareholders of the Company.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter. Any and all proxies heretofore given by the undersigned are hereby revoked.

     The undersigned, by signature below, acknowledges receipt of the Notice of an Extraordinary Meeting of Shareholders and Proxy Statement relating to the Meeting.

     Please date, sign exactly as your name appears on this Proxy and promptly return the Proxy in the enclosed envelope. In the case of joint ownership, each owner should sign. Otherwise, the signature of the senior owner who votes shall be accepted to the exclusion of the vote(s) of the other joint owner(s); for this purpose, seniority shall be determined by the order in which the names appear in the shareholders’ register. When signing as attorney, executor, administrator, trustee or guardian, or in any other similar capacity, please give full title.

     If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ECtel Ltd. 10 Amal Street Afek Industrial Park Rosh-Ha'ayin 48092, ISRAEL	VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to ECtel Ltd., c/o AST________________.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ECTEL1	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ECtel Ltd.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

	Resolution	For	Against	Abstain

1.	Approval of Registration Rights Agreement between the Company and its two largest shareholders and their affiliates	☐	☐	☐

Check the box if you have a Personal Interest (as defined below) with respect to Resolution No. 1 ☐

2.	Approval of compensation and grant of equity-based compensation to Mr. Yair Cohen, the Chairman of the Company's Board of Directors	☐	☐	☐

Check the box if you have a Personal Interest (as defined below) with respect to Resolution No. 2 ☐

3.	Approval of grant of equity-based compensation to Mr. Rami Entin, a member of the Company's Board of Directors	☐	☐	☐

If you do not notify us above that you have a Personal Interest with respect to Resolution No. 1 and/or Resolution No. 2, you will be deemed to have no personal interest with respect to such Resolutions.

     Under the Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of any member of the shareholder’s immediate family (or spouses thereof) or a personal interest of an entity in which the shareholder (or such family member thereof) serves as a director or the chief executive officer, or owns at least 5% of its issued share capital or its voting rights or has the right to appoint a director or the chief executive officer and (ii) excludes an interest arising in itself from the ownership of shares in the Company.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature
(Joint Owners)	Date